Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Reports Second Quarter 2019 Results

Updates 2019 Guidance

Nashville, Tenn., July 30, 2019 – HCA Healthcare, Inc. (NYSE: HCA) today announced financial and operating results for the second quarter ended June 30, 2019.

Key second quarter metrics (all percentage changes compare 2Q 2019 to 2Q 2018 unless otherwise noted):

•	Revenues totaled $12.602 billion

•	Net income attributable to HCA Healthcare, Inc. totaled $783 million, or $2.25 per diluted share

•	Adjusted EBITDA totaled $2.293 billion

•	Cash flows from operating activities totaled $1.997 billion

•	Same facility equivalent admissions and same facility admissions increased 2.6 percent and 2.1 percent, respectively

Revenues in the second quarter of 2019 increased to $12.602 billion, compared to $11.529 billion in the second quarter of 2018. Net income attributable to HCA Healthcare, Inc. totaled $783 million, or $2.25 per diluted share, compared to $820 million, or $2.31 per diluted share, in the second quarter of 2018. Results for the second quarter of 2019 include gains on sales of facilities of $18 million, or $0.04 per diluted share. Second quarter of 2018 results included gains on sales of facilities of $9 million, or $0.02 per diluted share.

For the second quarter of 2019, Adjusted EBITDA totaled $2.293 billion, compared to $2.227 billion in the second quarter of 2018. Adjusted EBITDA is a non-GAAP financial measure. A table providing supplemental information on Adjusted EBITDA and reconciling net income attributable to HCA Healthcare, Inc. to Adjusted EBITDA is included in this release.

Same facility admissions increased 2.1 percent and same facility equivalent admissions increased 2.6 percent in the second quarter of 2019 compared to the prior year period. Same facility emergency room visits increased 3.0 percent in the second quarter of 2019, compared to the prior year period. Same facility inpatient surgeries declined 0.1 percent, while same facility outpatient surgeries increased 0.6 percent in the second quarter of 2019 compared to the same period of 2018. Same facility revenue per equivalent admission increased 1.7 percent in the second quarter of 2019 compared to the second quarter of 2018.

Salaries and benefits, supplies and other operating expenses totaled $10.317 billion, or 81.9 percent of revenues, in the second quarter of 2019, compared to $9.309 billion, or 80.8 percent of revenues, in the second quarter of 2018.

Six Months Ended June 30, 2019

Revenues for the six months ended June 30, 2019 totaled $25.119 billion compared to $22.952 billion in the same period of 2018. Net income attributable to HCA Healthcare, Inc. was $1.822 billion, or $5.22 per diluted share, compared to $1.964 billion, or $5.50 per diluted share, for the first six months of 2018. Results for the six months ended June 30, 2019 include gains on sales of facilities of $17 million, or $0.04 per diluted share. Results for the six months ended June 30, 2018 included gains on sales of facilities of $414 million, or $0.88 per diluted share.

Balance Sheet and Cash Flows from Operations

As of June 30, 2019, HCA Healthcare, Inc.’s balance sheet reflected cash and cash equivalents of $2.430 billion, total debt of $36.193 billion, and total assets of $45.449 billion. During the second quarter of 2019, capital expenditures totaled $964 million, excluding acquisitions. Cash flows provided by operating activities in the second quarter totaled $1.997 billion, compared to $1.582 billion in the second quarter of 2018.

During June 2019, we issued $5.000 billion aggregate principal amount of senior secured notes comprised of $2.000 billion aggregate principal amount of 4 1/8% senior secured notes due 2029, $1.000 billion aggregate principal amount of 5 1/8% senior secured notes due 2039 and $2.000 billion aggregate principal amount of 5 1/4% senior secured notes due 2049. During June 2019, we used the proceeds to temporarily reduce balances under our asset-based revolving credit facility.

During July 2019, we redeemed all $600 million outstanding aggregate principal amount of 4.25% senior secured notes due 2019, all $3.000 billion outstanding aggregate principal amount of 6.50% senior secured notes due 2020 and all $1.350 billion outstanding aggregate principal amount of 5.875% senior secured notes due 2022. Pretax losses on retirement of debt totaling $211 million for these redemptions will be recognized during the quarter ending September 30, 2019.

During the second quarter of 2019, the Company repurchased 1.928 million shares of its common stock at a cost of $242 million. For the six months ended June 30, 2019, the Company has repurchased 4.034 million shares at a cost of $520 million. The Company had $1.753 billion remaining under its existing repurchase authorization as of June 30, 2019.

Dividend

HCA today announced that its Board of Directors declared a quarterly cash dividend of $0.40 per share on the Company’s common stock. The dividend will be paid on September 30, 2019 to stockholders of record at the close of business on September 3, 2019.

The declaration and payment of any future dividend will be subject to the discretion of the Board of Directors and will depend on a variety of factors, including the Company’s financial condition and results of operations and contractual restrictions. Future dividends are expected to be funded by cash balances and future cash flows from operations.

2019 Guidance

The 2019 guidance ranges for the year are revised from our first quarter release and are as follows:

2019 Revised Guidance Range
Revenues	$50.5 to $51.5 billion
Adjusted EBITDA	$9.60 to $9.85 billion
EPS (diluted)	$10.25 to $10.65 per diluted share
Capital Expenditures	Approximately $3.7 billion

The Company’s 2019 guidance contains a number of assumptions, including:

•	2019 guidance includes estimated financial impact of the Company’s Mission Health acquisition, which closed February 1, 2019.

•	2019 guidance excludes the impact of items such as, but not limited to, gains or losses on sales of facilities, losses on retirement of debt, legal claim costs and impairments of long-lived assets.

Adjusted EBITDA is a non-GAAP financial measure. A table reconciling forecasted net income attributable to HCA Healthcare, Inc. to forecasted Adjusted EBITDA is included in this release.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below in the Company’s “Forward-Looking Statements.”

Earnings Conference Call

HCA will host a conference call for investors at 9:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1234726&tp_key=fae8205a1b or through the Company’s Investor Relations web page at www.hcahealthcare.com.

About the Company

As of June 30, 2019, HCA operated 184 hospitals and approximately 2,000 sites of care, including surgery centers, freestanding emergency rooms, urgent care centers and physician clinics, in 21 states and the United Kingdom.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s financial guidance for the year ending December 31, 2019, as well as other statements that do not relate solely to historical or current facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the impact of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Health Reform Law”), including the effects of court challenges to, any repeal of, or changes to, the Health Reform Law or additional changes to its implementation, the possible enactment of additional federal or state health care reforms and possible changes to other federal, state or local laws or regulations affecting the health care industry, (3) the effects related to the continued implementation of the sequestration spending reductions required under the Budget Control Act of 2011, and related legislation extending these reductions, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs or Medicaid waiver programs, that may impact reimbursements to health care providers and insurers and the size of the uninsured or underinsured population, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under third-party payer agreements, the ability to enter into and renew third-party payer provider agreements on acceptable terms and the impact of consumer-driven health plans and physician utilization trends and practices, (9) the efforts of health insurers, health care providers, large employer groups and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) the emergence of and effects related to infectious diseases, (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (20) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) the impact of potential cybersecurity incidents or security breaches, (22) our ongoing ability to demonstrate meaningful use of certified electronic health record technology, (23) the impact of natural disasters, such as hurricanes and floods, or similar events beyond our control, (24) the effects of the 2017 Tax Cuts and Jobs Act, including potential legislation or interpretive guidance that may be issued by federal and state taxing authorities or other standard-setting bodies, and (25) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2018 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Healthcare, Inc. and its affiliates.

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

Second Quarter

(Dollars in millions, except per share amounts)

	2019		2018
	Amount	Ratio	Amount	Ratio
Revenues	$12,602	100.0%	$11,529	100.0%

Salaries and benefits	5,837	46.3	5,274	45.8
Supplies	2,118	16.8	1,917	16.6
Other operating expenses	2,362	18.8	2,118	18.4
Equity in earnings of affiliates	(8)	(0.1)	(7)	(0.1)
Depreciation and amortization	636	5.0	562	4.9
Interest expense	477	3.8	436	3.8
Gains on sales of facilities	(18)	(0.1)	(9)	(0.1)

	11,404	90.5	10,291	89.3

Income before income taxes	1,198	9.5	1,238	10.7

Provision for income taxes	271	2.1	272	2.3

Net income	927	7.4	966	8.4

Net income attributable to noncontrolling interests	144	1.2	146	1.3

Net income attributable to HCA Healthcare, Inc.	$783	6.2	$820	7.1

Diluted earnings per share	$2.25		$2.31

Shares used in computing diluted earnings per share (millions)	348.373		355.039

Comprehensive income attributable to HCA Healthcare, Inc.	$726		$756

HCA Healthcare, Inc.

Condensed Consolidated Comprehensive Income Statements

For the Six Months Ended June 30, 2019 and 2018

(Dollars in millions, except per share amounts)

	2019		2018
	Amount	Ratio	Amount	Ratio
Revenues	$25,119	100.0%	$22,952	100.0%

Salaries and benefits	11,484	45.7	10,563	46.0
Supplies	4,159	16.6	3,832	16.7
Other operating expenses	4,661	18.6	4,228	18.5
Equity in earnings of affiliates	(19)	(0.1)	(16)	(0.1)
Depreciation and amortization	1,255	5.0	1,115	4.8
Interest expense	938	3.7	867	3.8
Gains on sales of facilities	(17)	(0.1)	(414)	(1.8)

	22,461	89.4	20,175	87.9

Income before income taxes	2,658	10.6	2,777	12.1

Provision for income taxes	550	2.2	529	2.3

Net income	2,108	8.4	2,248	9.8

Net income attributable to noncontrolling interests	286	1.1	284	1.2

Net income attributable to HCA Healthcare, Inc.	$1,822	7.3	$1,964	8.6

Diluted earnings per share	$5.22		$5.50

Shares used in computing diluted earnings per share (millions)	349.334		357.388

Comprehensive income attributable to HCA Healthcare, Inc.	$1,772		$1,981

HCA Healthcare, Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	June 30, 2019	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,430	$531	$502
Accounts receivable	7,219	7,420	6,789
Inventories	1,826	1,778	1,732
Other	1,394	1,379	1,190

Total current assets	12,869	11,108	10,213

Property and equipment, at cost	45,369	44,583	42,965
Accumulated depreciation	(23,902)	(23,455)	(23,208)

	21,467	21,128	19,757

Investments of insurance subsidiaries	342	338	362
Investments in and advances to affiliates	247	246	232
Goodwill and other intangible assets	8,140	8,159	7,953
Right-of-use operating lease assets	1,787	1,812	—
Other	597	588	690

	$45,449	$43,379	$39,207

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,609	$2,693	$2,577
Accrued salaries	1,497	1,424	1,580
Other accrued expenses	2,782	2,618	2,624
Long-term debt due within one year	2,073	3,796	788

Total current liabilities	8,961	10,531	7,569

Long-term debt, less debt issuance costs and discounts of $252, $170 and $157	34,120	31,019	32,033
Professional liability risks	1,354	1,313	1,275
Right-of-use operating lease obligations	1,460	1,494	—
Income taxes and other liabilities	1,324	1,277	1,248

EQUITY (DEFICIT)
Stockholders’ deficit attributable to HCA Healthcare, Inc.	(3,902)	(4,354)	(4,950)
Noncontrolling interests	2,132	2,099	2,032

Total deficit	(1,770)	(2,255)	(2,918)

	$45,449	$43,379	$39,207

HCA Healthcare, Inc.

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2019 and 2018

(Dollars in millions)

	2019	2018
Cash flows from operating activities:
Net income	$2,108	$2,248
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) in cash from operating assets and liabilities:
Accounts receivable	(174)	(233)
Inventories and other assets	(231)	(200)
Accounts payable and accrued expenses	(238)	31
Depreciation and amortization	1,255	1,115
Income taxes	27	118
Gains on sales of facilities	(17)	(414)
Amortization of debt issuance costs and discounts	16	15
Share-based compensation	158	134
Other	67	51

Net cash provided by operating activities	2,971	2,865

Cash flows from investing activities:
Purchase of property and equipment	(1,745)	(1,574)
Acquisition of hospitals and health care entities	(1,504)	(538)
Disposition of hospitals and health care entities	41	799
Change in investments	59	23
Other	36	(25)

Net cash used in investing activities	(3,113)	(1,315)

Cash flows from financing activities:
Issuance of long-term debt	6,451	—
Net change in revolving credit facilities	(3,040)	210
Repayment of long-term debt	(98)	(101)
Distributions to noncontrolling interests	(247)	(185)
Payment of debt issuance costs	(63)	(2)
Payment of cash dividends	(278)	(245)
Repurchase of common stock	(520)	(893)
Other	(135)	(192)

Net cash provided by (used in) financing activities	2,070	(1,408)

Effect of exchange rate changes on cash and cash equivalents	—	(6)

Change in cash and cash equivalents	1,928	136
Cash and cash equivalents at beginning of period	502	732

Cash and cash equivalents at end of period	$2,430	$868

Interest payments	$910	$873
Income tax payments, net	$523	$411

HCA Healthcare, Inc.

Operating Statistics

	Second Quarter			For the Six Months Ended June 30,
	2019	2018		2019	2018
Operations:
Number of Hospitals	184	178		184	178
Number of Freestanding Outpatient Surgery Centers	125	122		125	122
Licensed Beds at End of Period	48,483	46,723		48,483	46,723
Weighted Average Licensed Beds	48,429	46,667		48,234	46,676
Reported:
Admissions	518,253	494,610		1,041,449	1,002,483
% Change	4.8%			3.9%
Equivalent Admissions	903,419	851,047		1,793,375	1,700,211
% Change	6.2%			5.5%
Revenue per Equivalent Admission	$13,949	$13,547		$14,007	$13,499
% Change	3.0%			3.8%
Inpatient Revenue per Admission	$14,295	$13,807		$14,353	$13,756
% Change	3.5%			4.3%
Patient Days	2,530,548	2,370,306		5,137,445	4,902,025
% Change	6.8%			4.8%
Equivalent Patient Days	4,412,348	4,080,800		8,846,680	8,313,834
% Change	8.1%			6.4%
Inpatient Surgery Cases	140,473	137,403	*	277,836	272,439	*
% Change	2.2%			2.0%
Outpatient Surgery Cases	253,441	246,013	*	494,287	478,496	*
% Change	3.0%			3.3%
Emergency Room Visits	2,253,337	2,148,338		4,540,777	4,450,450
% Change	4.9%			2.0%
Outpatient Revenues as a
Percentage of Patient Revenues	39.1%	38.6%		38.5%	37.9%
Average Length of Stay (days)	4.883	4.792		4.933	4.890
Occupancy	57.4%	55.8%		58.8%	58.0%

Same Facility:
Admissions	491,394	481,361		990,418	974,795
% Change	2.1%			1.6%
Equivalent Admissions	849,129	827,460		1,690,644	1,652,278
% Change	2.6%			2.3%
Revenue per Equivalent Admission	$13,803	$13,574		$13,932	$13,523
% Change	1.7%			3.0%
Inpatient Revenue per Admission	$14,321	$13,853		$14,399	$13,773
% Change	3.4%			4.5%
Inpatient Surgery Cases	132,815	132,963		263,088	263,283
% Change	-0.1%			-0.1%
Outpatient Surgery Cases	240,389	239,036		469,607	465,061
% Change	0.6%			1.0%
Emergency Room Visits	2,151,662	2,088,311		4,339,334	4,323,807
% Change	3.0%			0.4%

*	Reclassifications between inpatient surgery cases and outpatient surgery cases for 2018 have been made to conform to the 2019 presentation.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

	Second Quarter		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$12,602	$11,529	$25,119	$22,952

Net income attributable to HCA Healthcare, Inc.	$783	$820	$1,822	$1,964
Gains on sales of facilities (net of tax)	(14)	(8)	(13)	(313)

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities (a)	769	812	1,809	1,651
Depreciation and amortization	636	562	1,255	1,115
Interest expense	477	436	938	867
Provision for income taxes	267	271	546	428
Net income attributable to noncontrolling interests	144	146	286	284

Adjusted EBITDA (a)	$2,293	$2,227	$4,834	$4,345

Adjusted EBITDA margin (a)	18.2%	19.3%	19.2%	18.9%
Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$2.25	$2.31	$5.22	$5.50
Gains on sales of facilities	(0.04)	(0.02)	(0.04)	(0.88)

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities (a)	$2.21	$2.29	$5.18	$4.62

Shares used in computing diluted earnings per share (millions)	348.373	355.039	349.334	357.388

(a)

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA as the primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and GAAP net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that gains on sales of facilities will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Healthcare, Inc., excluding gains on sales of facilities, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Healthcare, Inc.

Supplemental Non-GAAP Disclosures

2019 Operating Results Forecast

(Dollars in millions, except per share amounts)

	For the Year Ending
	December 31, 2019
	Low	High
Revenues	$50,500	$51,500

Net income attributable to HCA Healthcare, Inc. (a)	$3,580	$3,720
Depreciation and amortization	2,535	2,575
Interest expense	1,825	1,850
Provision for income taxes	1,070	1,115
Net income attributable to noncontrolling interests	590	590

Adjusted EBITDA (a) (b)	$9,600	$9,850

Diluted earnings per share:
Net income attributable to HCA Healthcare, Inc.	$10.25	$10.65
Shares used in computing diluted earnings per share (millions)	349.200	349.200

The Company’s forecasted guidance range is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks.

(a)

The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets because the Company does not believe that it can forecast these items with sufficient accuracy.

(b)

Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles (“GAAP”). We believe Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.